UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2020
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 30, 2020, VICI Properties Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved a proposal to amend the bylaws of the Company (the “Bylaws”) to eliminate all supermajority voting provisions (the “Bylaw Amendment”). The Board previously approved the Bylaw Amendment, subject to stockholder approval, and recommended that it be submitted to the Company’s stockholders for approval. This amendment to the Bylaws became effective on April 30, 2020, immediately upon approval by the stockholders of the Company at the Annual Meeting, as further described below under Item 5.07. Upon adoption of this amendment to the Bylaws, stockholders of the Company are empowered to amend, alter or repeal any provision in the Bylaws upon the affirmative vote of a majority of all the votes entitled to be cast.
Previously, Article XVII of the Bylaws provided that the Bylaws may be altered, amended or repealed by the Board of Directors of the Company (the “Board”) or by the stockholders of the Company by the affirmative vote of a majority of all votes entitled to be cast, except for certain provisions that may be amended only upon a supermajority vote of the stockholders as follows: (i) the provision under which the Company has elected to opt out of the Maryland Control Share Acquisition Act (Article II, Section 13); (ii) the provision relating to certain preferred stock that may be outstanding prior to the adoption of any stockholder rights plan, none of which preferred is currently outstanding (the last sentence of Article XVIII); and (iii) the amendment provision of the Bylaws (Article XVII).
The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As described in Item 5.03 above, the Company held its Annual Meeting on April 30, 2020. The information below is a summary of the final voting results on four proposals considered and voted upon at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on March 13, 2020.
Proposal 1: Election of Directors
The following persons were duly elected as directors of the Company to serve until the 2021 Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified: James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
James R. Abrahamson	431,739,985	58,384	44,511	8,251,373
Diana F. Cantor	431,399,553	420,763	22,564	8,251,373
Monica H. Douglas	431,745,804	71,950	25,126	8,251,373
Elizabeth I. Holland	431,358,518	458,090	26,272	8,251,373
Craig Macnab	431,341,721	454,667	46,492	8,251,373
Edward B. Pitoniak	431,733,794	61,316	47,770	8,251,373
Michael D. Rumbolz	362,617,396	68,842,655	382,829	8,251,373
Proposal 2: Ratification of Independent Registered Public Accounting Firm
At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
439,818,122	223,242	52,889	0

Proposal 3: Advisory Vote on Named Executive Officer Compensation
At the Annual Meeting, the Company’s stockholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
410,533,928	21,207,632	101,320	8,251,373
Proposal 4: Amendment to Bylaws to Eliminate all Supermajority Voting Provisions
At the Annual Meeting, the Company’s stockholders voted to approve an amendment to the Bylaws to eliminate all supermajority voting provisions. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
431,643,445	151,327	48,108	8,251,373

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of VICI Properties Inc. (as amended April 30, 2020) (marked copy)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: May 4, 2020	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary